                                                                                Exhibit 10.47

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND LEASE AMENDMENT, is made and entered it this 7th day of April, 2000 among BSRT Phoenix Business Park, LLC, as Landlord, and LightNetworks, Inc., a Georgia Corporation, as Tenant.

WITNESSETH

WHEREAS, Landlord and Tenant entered into a Lease Agreement (“Lease”) for the use and occupancy of the certain premises (the “Premises”) by Tenant located in Phoenix Business Park, 2700 N.E. Expressway, Building B, Suite B-900, Atlanta, GA 30345 (the “Building”) dated January 13, 2000; and

WHEREAS, Landlord and tenant do hereby intend to amend and modify the Lease as herein set forth.

NOW THEREFORE, in consideration of the mutual covenants and conditions contained herein the received insufficiency which are hereby acknowledged, the parties hereto agree as follows:

1.	Expansion
Effective May 1, 2000 Tenant will add to the Premises approximately 9,846 rentable square feet known as Suite B-400, Exhibit “A” attached. Effective June 15, 2000. Tenant will add to the Premises 7,776 rentable square feet known as Suite B-450, Exhibit “A” attached. For the purposes of this Lease, Tenant’s Premises shall be defined as 41,422 rentable square feet as of May 1, 2000, and 49,198 rentable square feet as of June 15, 2000.

2.	Expansion Space Rent Schedule

Suite B-400

May 1, 2000- Month 18 (as defined in the Lease)	$6,974.25/month
Month 19- Month 30 (as defined in the Lease)	$7183.48/month
Month 31- Month 42 (as defined in the Lease)	$7398.98/month
Month 43- Month 54 (as defined in the Lease)	$7620.95/month
Month 55- Month 66 (as defined in the Lease)	$7849.58/month

 Suite B-450

June 15,2000-June 30, 2000 (as defined in the Lease)	$2754.00/half month
July 1, 2000- Month 18 (as defined in the Lease)	$5508.00/month
Month 19- Month 30 (as defined in the Lease)	$5673.24/month
Month 31- Month 42 (as defined in the Lease)	$5843.44/month
Month 43- Month 54 (as defined in the Lease)	$6018.74/month
Month 55- Month 66 (as defined in the Lease)	$6199.30/month

3.	Expansion Space Security Deposit

Upon the execution of this Second Amendment to Lease Agreement, Tenant shall pay to Landlord an amount of $12,482.25 which shall be added to and made a part of Tenant’s Security Deposit as defined in the Lease.

4.	Expansion Space Premises

Lessor, at an expense not to exceed $6.00/SF ($105,732.00) (“Improvement Allowance”) and no later than September 30, 2000 shall complete improvements to the Premises per mutually agreed upon construction drawings. Said Improvement Allowance shall go toward the cost of Lessee’s improvements, architectural fees and a construction management fee equal to five percent (5%) of said costs. The Improvement Allowance may not be used to pay for non-construction items, such as rent, moving expenses, furniture or telecommunications equipment. Should the actual improvement costs exceed the Improvement Allowance, Lessee shall pay Lessor said excess amount within 30 days of the receipt of an invoice from Lessor for said amount.

Except as expressly amended or modified hereby, the terms and conditions of the First Amendment to Lease Agreement, as amended, shall be and remain in full force and effect and are hereby confirmed by Landlord and Tenant.

LESSOR: BSRT Phoenix Business Park L.L.C.

By: BSRT PORTFOLIO CORP., its managing member

By: /s/_____________________________________
Vice President

LESSEE:  LightNetworks, Inc.
By: Joseph Phillip
Title  Director - Network Deployment and Construction
Attest:_____________________________________

{CORPORATE SEAL}